Exhibit 99.1

Press Release

CONTACT:

Jon Kathol

Vice President, Investor Relations

Tel:813-544-8515

investorrelations@primowater.com

PRIMO WATER ANNOUNCES CEO RETIREMENT AND TRANSITION PLAN

Tom Harrington Intends to Retire as Primo Water CEO

Will Continue to Serve as CEO Until a Successor is Appointed

Board Commences Search to Identify Company’s Next CEO

TAMPA, FL - May 31, 2023 - Primo Water Corporation (NYSE: PRMW; TSX: PRMW) (the “Company” or “Primo Water”), a leading provider of sustainable drinking water solutions in North America and Europe, today announced that Tom Harrington, Chief Executive Officer (“CEO”) and a member of the Company’s Board of Directors (“the Board”) since January 2019, has informed the Board that he intends to retire as the Company’s CEO, with a target effective date of December 31, 2023. To ensure a smooth transition, Mr. Harrington will continue to serve as CEO and on the Board until the Board has identified and appointed a successor.

“On behalf of the Board, I want to thank Tom for his significant contributions and dedicated years of service to Primo Water,” said Jerry Fowden, chairman of the Board. “Since his appointment as CEO in 2019, Tom has played an instrumental role in transforming Primo Water into a leading pure-play water company, leading our response to the COVID-19 pandemic and meaningfully engaging with our stakeholders, shareowners, customers, communities and associates. It has been a privilege to work with Tom and we wish him nothing but the best in his retirement.”

“It has been an honor to lead Primo Water’s talented team through a critical and transformative period during my tenure as CEO,” said Harrington. “Our strategy is clearly working, we’re pleased with our past accomplishments and we’re even more excited about our future. With our strategy in place and exciting prospects for the future, now is the right time to begin the transition to Primo Water’s next phase of leadership. Together, we have built a powerful pure-play water platform that benefits from a large and growing revenue base. I am confident in our team’s ability to build on our momentum to drive long-term growth and value creation.”

The Board has initiated a search to identify the Company’s next CEO and has engaged a leading executive search firm to assist in the process. In order to facilitate a comprehensive process, the Board will evaluate both internal and external candidates.

Mr. Fowden continued, “The Board and management team are committed to ensuring a smooth transition, and we are grateful that we’ll continue to benefit from Tom’s experience and perspective throughout this process. As the Board conducts its search for Tom’s successor, we are focused on identifying a strong leader with a proven track record of operating successfully at scale while defining and executing a growth strategy driven by operational excellence and world-class talent development.”

Press Release

ABOUT PRIMO WATER CORPORATION

Primo Water is a leading pure-play water solutions provider in North America and Europe and generated approximately $2.2 billion in annual revenue in 2022. Primo Water operates largely under a recurring revenue model in the large format water category (defined as 3 gallons or greater). This business strategy is commonly referred to as “razor-razorblade” because the initial sale of a product creates a base of users who frequently purchase complementary consumable products. The razor in Primo Water‘s revenue model is its industry leading line-up of innovative water dispensers, which are sold through approximately 10,000 retail locations and online at various price points. The dispensers help increase household and business penetration which drives recurring purchases of Primo Water‘s razorblade offering or water solutions. Primo Water‘s razorblade offering is comprised of Water Direct, Water Exchange, and Water Refill. Through its Water Direct business, Primo Water delivers sustainable hydration solutions across its 21-country footprint direct to customers, whether at home or to businesses. Through its Water Exchange business, customers visit retail locations and purchase a pre-filled bottle of water. Once consumed, empty bottles are exchanged at our recycling center displays, which provide a ticket that offers a discount toward the purchase of a new bottle. Water Exchange is available in approximately 17,500 retail locations. Through its Water Refill business, customers refill empty bottles at approximately 23,500 self-service refill drinking water machines. Primo Water also offers water filtration units across its 21-country footprint.

Primo Water’s water solutions expand consumer access to purified, spring, and mineral water to promote a healthier, more sustainable lifestyle while simultaneously reducing plastic waste and pollution. Primo Water is committed to its water stewardship standards and is proud to partner with the International Bottled Water Association (IBWA) in North America as well as with Watercoolers Europe (WE), which ensure strict adherence to safety, quality, sanitation and regulatory standards for the benefit of consumer protection.

Primo Water is headquartered in Tampa, Florida (USA). For more information, visit www.primowatercorp.com.

Press Release

Safe Harbor Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 conveying management’s expectations as to the future based on plans, estimates and projections at the time Primo Water makes the statements. Forward-looking statements involve inherent risks and uncertainties and Primo Water cautions you that several important factors could cause actual results to differ materially from those contained in any such forward-looking statement. The forward-looking statements contained in this press release include, but are not limited to, statements regarding the Company’s succession plan for the chief executive officer position and plans for a smooth transition to a new chief executive officer, and related matters. The forward-looking statements are based on assumptions regarding management’s current plans and estimates. Management believes these assumptions to be reasonable, but there is no assurance that they will prove to be accurate.

Factors that could cause actual results to differ materially from those described in this press release include, among others: financial condition and results of operations; Primo Water’s ability to compete successfully in the markets in which it operates; fluctuations in commodity prices and Primo Water’s ability to pass on increased costs to its customers or hedge against such rising costs, and the impact of those increased prices on its volumes; Primo Water’s ability to maintain favorable arrangements and relationships with its suppliers; Primo Water’s ability to manage supply chain disruptions and cost increases related to inflation; Primo Water’s ability to manage its operations successfully; currency fluctuations that adversely affect the exchange between currencies including the U.S. dollar, the British pound sterling, the Euro and the Canadian dollar; the impact on Primo Water’s financial results from uncertainty in the financial markets and other adverse changes in general economic conditions, including inflation and interest rates; any disruption to production at Primo Water’s manufacturing facilities; Primo Water’s ability to maintain access to its water sources; the impact of climate change on Primo Water’s business; Primo Water’s ability to protect its intellectual property; the seasonal nature of Primo Water’s business and the effect of adverse weather conditions; the impact of national, regional and global events, including those of a political, economic, business and competitive nature; the impact of COVID-19, related government actions and Primo Water’s strategy in response thereto on our business; Primo Water’s ability to fully realize the potential benefit of transactions or other strategic opportunities that it pursues; Primo Water’s ability to realize cost synergies of its acquisitions due to integration difficulties and other challenges; Primo Water’s exposure to intangible asset risk; Primo Water’s ability to meet its obligations under its debt agreements, and risks of further increases to its indebtedness; Primo Water’s ability to maintain compliance with the covenants and conditions under its debt agreements; fluctuations in interest rates, which could increase Primo Water’s borrowing costs; Primo Water’s ability to recruit, retain and integrate new management; Primo Water’s ability to renew its collective bargaining agreements from time to time on satisfactory terms; compliance with product health and safety standards; liability for injury or illness caused by the consumption of contaminated products; liability and damage to Primo Water’s reputation as a result of litigation or legal proceedings; changes in the legal and regulatory environment in which Primo Water operates; Primo Water’s ability to adequately address the challenges and risks associated with its international operations and address difficulties in complying with laws and regulations including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act of 2010; the impact on Primo Water’s tax obligations and effective tax rate arising from changes in local tax laws or countries adopting more aggressive interpretations of tax laws; disruptions in Primo Water’s information systems; Primo Water’s ability to securely maintain its customers’ confidential or credit card information, or other private data relating to Primo Water’s employees or the Company; Primo Water’s ability to maintain its quarterly dividend; or credit rating changes.

Press Release

The foregoing list of factors is not exhaustive. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. Readers are urged to carefully review and consider the various disclosures, including but not limited to risk factors contained in Primo Water’s Annual Report on Form 10-K and its quarterly reports on Form 10-Q, as well as other filings with the securities commissions. Primo Water does not undertake to update or revise any of these statements considering new information or future events, except as expressly required by applicable law.

Website: www.primowatercorp.com